UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[ ] Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

INTERNATIONAL IMAGING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

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INTERNATIONAL IMAGING SYSTEMS, INC.
2419 E. Commercial Blvd., Suite 305
Ft. Lauderdale, Florida 33308
(954) 492-3703

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

May 11, 2007

To the Stockholders of International Imaging Systems, Inc.:
            The attached Information Statement is being delivered by International Imaging Systems, Inc. (“IISY”) in connection with the approval by our directors and stockholders of amendments to our certificates of incorporation to: (i) increase our authorized shares from 30 million (30,000,000) to 80 million (80,000,000) and the number of our authorized shares of common stock from twenty-nine million (29,000,000) to seventy-nine million (79,000,000); and (ii) reverse split our outstanding Common Stock on the basis of up to one (1) post-split share for forty-five (45) pre-split shares. The stockholders of record as of March 12, 2007 are entitled to receive this Information Statement. This Information Statement is first being mailed to stockholders on or about May 14, 2007. We anticipate that the amendment to our certificate of incorporation will become effective on or after June 1, 2007.

Our board of directors approved resolutions authorizing us to file the amendment to our certificate of incorporation with the Delaware Secretary of State. IISY has received the approval from the board of directors and holders of a majority of the outstanding shares entitled to vote thereon pursuant to written consents in accordance with Section 228 of the Delaware General Corporation Law approving and adopting the amendments to our certificate of incorporation. Stockholders of a majority of outstanding shares approved a reverse split of our common stock one (1) post-reverse split share for up to forty-five (45) pre-reverse split shares, and the increase of authorized stock and authorized common stock, by written consent on March 14, 2007.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of Section 242 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the changes to our certificate of incorporation.

INTERNATIONAL IMAGING SYSTEMS, INC.
2419 E. Commercial Blvd., Suite 305
Ft. Lauderdale, Florida 33308
(954) 492-3703

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about May 14, 2007 to all stockholders of record of International Imaging Systems, Inc. (“IISY”), a Delaware corporation, as of the close of business on March 12, 2007. It is being furnished in connection with the adoption of amendments to our certificate of incorporation by written consent of the holders of a majority of the outstanding shares of entitled to vote thereon. We anticipate that the amendment will become effective on or after June 11, 2007. A copy of the amendment to the certificate of incorporation is attached to this document as Exhibit A.

Our board of directors and the holders of a majority of the shares entitled to vote thereon adopted resolutions approving the amendments of our certificate of incorporation to (i) increase our authorized shares from 30 million (30,000,000) to 80 million (80,000,000) and the number of our authorized shares of common stock from twenty-nine million (29,000,000) to seventy-nine million (79,000,000); and (ii) reverse split our outstanding Common Stock on the basis of one (1) post-split share for up to forty-five (45) pre-split shares.

Our board of directors approved resolutions authorizing us to file the amendment to our certificate of incorporation with the Delaware Secretary of State. IISY has received the approval from the board of directors and holders of a majority of the outstanding shares entitled to vote thereon pursuant to written consents in accordance with Section 228 of the Delaware Business Corporation Act approving and adopting the amendments to our certificate of incorporation. Stockholders of a majority of outstanding shares approved the increase of authorized common stock and the reverse split of our common stock on the basis of one (1) post-split share for up to forty-five (45) pre-split shares by written consent on March 14, 2007.

Our board of directors decided to obtain the written consent of holders of a majority of the outstanding shares entitled to vote on the certificate amendments in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend our certificate of incorporation in a timely manner.

The record date for purposes of determining the stockholders to whom this Information Statement is sent is March 13, 2007. As of the record date, we had 14,288,700 pre-split shares of common stock, and 161,850 shares of Series A Convertible Preferred Stock, issued and outstanding. Common stock votes as a class on all matters, with each share of common stock entitled to one vote. Series A Convertible Preferred Stock votes only on matters affecting the Series A Convertible Preferred Stock.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amendment of our certificate of incorporation may not be effected until at least twenty (20) calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the amendment of our certificate of incorporation will become effective on or after June 11, 2007 upon filing with the Delaware Secretary of State.

There will not be a meeting of stockholders and none is required under the Delaware General Corporation Law since this action has been approved by written consent of the holders of a majority of the outstanding shares of our voting common stock.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

INCREASE OF AUTHORIZED SHARES OF COMMON STOCK;
REVERSE SPLIT OF COMMON STOCK

The Company was authorized to issue thirty (30) million shares including twenty-nine million (29,000,000) shares of common stock prior to June 1, 2007 of which fourteen million two hundred eighty-eight thousand seven hundred (14,288,700) shares were issued and outstanding. In order to better position the Company for a possible reverse merger acquisition or other form of business combination, the board of directors approved a reverse split of our common stock of one (1) post-reverse split share for up to forty-five (45) pre-reverse split shares on March 14, 2007, whereby the number of our outstanding common stock may decrease from fourteen million two hundred eighty-eight thousand seven hundred (14,288,700) shares to up to three hundred seventeen thousand five hundred twenty-six (317,526) shares and an increase in our authorized capital stock whereby the number of our authorized shares increased to eighty million (80,000,000) and the number of our authorized shares of common stock increased from twenty-nine (29,000,000) shares to seventy-nine million (79,000,000) shares. Our board of directors and a majority of the shareholders entitled to vote have authorized the increase of our authorized shares to eighty million (80,000,000) and authorized shares of common stock to seventy-nine million (79,000,000). Stockholders of a majority of outstanding shares approved the increase of authorized shares by written consent on March 14, 2007. The change to our authorized number of shares and the authorized number of shares of common stock will become effective upon the filing of an amendment to our certificate of incorporation with the Delaware Secretary of State, which is expected to occur as soon as reasonable practicable on or after the twentieth (20th ) day following the mailing of this Information Statement to our stockholders.

The board of directors believes that it is advisable and in the best interests of the company to amend Article Fourth of the Company’s Certificate of Incorporation to reverse split, one (1) post split share for each forty-five (45) pre-split shares and to increase the Company’s authorized shares and authorized shares of common stock in order to permit the conversion of all of the Series A Convertible Preferred Stock into common stock, to provide additional shares that could be issued in a reverse merger acquisition or other form of business combination and for raising additional equity capital or for other financing activities. The future issuance of additional shares of common stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

POTENTIAL ANTI-TAKEOVER EFFECTS

The resolution being adopted and the amendment to the certificate of incorporation have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board of Directors, including a transaction that may be favored by a majority of our stockholders or in which our stockholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board of Directors could issue and sell shares thereby diluting the stock ownership of a person seeking to effect a change in the composition of our board of directors or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board of Directors or such a transaction.

In addition, the Delaware General Corporation Law prohibits certain mergers, consolidations, sales of assets or similar transactions between a corporation on the one hand and another company which is, or is an affiliate of, a beneficial holder of 15% or more of that corporation's voting power (defined as an "Interested Stockholder") for three years after the acquisition of the voting power, unless the acquisition of the voting power was approved beforehand by the corporation's board of directors or the transaction is approved by a majority of such corporation's shareholders (excluding the Interested Stockholder). These provisions prohibiting Interested Stockholder transactions could also preserve management's control of the Company.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the amendment to our certificate of incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board of Directors does not intend to use the consolidation as a part of or first step in a "going private" transaction pursuant to Rule 13e-3under the Securities Exchange Act of 1934, as amended. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the amendment of the Article Fourth of our Certificate of Amendment.

EXECUTIVE OFFICERS

The executive officers of the Company are identified in the table below. Each executive officer of the Company serves at the pleasure of the Board.

Name	Age	Date Became an Executive Officer	Positions
John Vogel	53	September 19, 2006	President, CEO
Robert Scherne	50	September 19, 2006	Treasurer, CFO and Secretary

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of March 13, 2007 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of the issued and outstanding shares of our common stock and Series A Convertible Preferred Stock on an as converted basis, (ii) each of our directors and executive officers, and (iii) all directors and executive officers as a group.

This table is based upon information derived from our stock records. Unless otherwise subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 30,473,600 shares of pre-split common stock outstanding, on an as converted basis, as of March 15, 2007.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Owned (5)	Percentage (%) of Common Stock (2)

Martin A. Sumichrast(4)	4,529,166	14.5%
Windermere Insurance Company(3)	2,603,333	8.5%
Vision Opportunity Master Fund, Ltd.(3)	3,000,000	9.8%
Ralph O. Olson(3)	4,529,166	14.5%
Menlo Venture Partners(3)	2,264,166	7.4%
Castle Bison, Inc.(3)	2,246,666	7.4%
John Vogel	0	0%
Robert Scherne	0	0%
Vincent Finnegan	0	0%
All officers and directors as a group (three persons(3))	0	0%

(1)	Beneficial ownership as reported in the table above has been determined in accordance with Instruction (1) to Item 403 (b) of Regulation S-B of the Exchange Act.
(2)
Percentages are approximate based upon 30,473,700 issued and outstanding shares of common stock, stated on an as converted basis following the corresponding necessary increase in authorized capital stock. See (5) below.

(3)	The business address of the stockholder, director or officer, as the case may be, noted above is 2419 E. Commercial Blvd., Ft. Lauderdale, FL 33308.

(4)	The business address of the stockholder noted above is 11125 Colonial Country Lane, Charlotte, NC 28277.
(5)
Includes the number of shares of Common Stock to be issued on conversion of Series A Convertible Preferred Stock assuming an amendment of the certificate to incorporation to increase the number of authorized shares becomes effective.

By Order of the Board of Directors: International Imaging Systems, Inc.

May 11, 2007	By:	/s/ John Vogel

John Vogel, Chief Executive Officer

Exhibit A

Certificate of Amendment
of

Certificate of Incorporation

of

International Imaging Systems, Inc.

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
INTERNATIONAL IMAGING SYSTEMS, INC.

INTERNATIONAL IMAGING SYSTEMS, INC., a Delaware corporation (the "Corporation"), does hereby certify that:

First: That the Board of Directors of International Imaging Systems, Inc. (the “Corporation”) by unanimous written consent dated as of March 14, 2007, adopted resolutions setting forth proposed amendments to the Certificate of Incorporation of the Corporation as hereinafter amended, declaring such amendments to be advisable and calling for the submission of such amendments to the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

Resolved, that the Certificate of Incorporation of the Corporation be amended by changing Article thereof numbered “Fourth” so that, as amended, said Article shall be and read as follows:

“Article FOURTH.  (a)  The total number of shares which the Corporation shall have authority to issue is Eighty Million (80,000,000), consisting of Seventy-Nine Million (79,000,000) shares of Common Stock, par value $.0001 per share, (hereafter called the “Common Stock”), and One Million (1,000,000) shares of Preferred Stock, par value $.001 per share, (hereinafter called the “Preferred Stock”)

(b) Each [as much as forty-five (45) shares] of Common Stock outstanding at 5:00 p.m. on March 12, 2007, shall be deemed to be one (1) share of Common Stock of the Corporation, par value $.0001 per share.

(c) Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (hereinafter the “Board”), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board providing for the issuances of such series of Preferred Stock.”

Second: That thereafter, pursuant to §228 of the General Corporation Law of the State of Delaware, consents approving the amendments set forth above were signed by holders of outstanding voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting on such date at which all shares entitled to vote thereon were present and voted.

Third: That said amendments were duly adopted in accordance with the provisions of §242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendments.

By:

(Authorized Officer) Name: John Vogel, President, Chief Executive Officer